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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Marten Transport, Ltd.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Stockholder:

        You are cordially invited to attend the 2004 Annual Meeting of Stockholders of Marten Transport, Ltd. The meeting will be held on Tuesday, May 4, 2004, at 4:00 p.m. local time, at The Plaza Hotel & Suites, 1202 West Clairemont Avenue, Eau Claire, Wisconsin.

        We suggest you carefully read the enclosed Notice of Annual Meeting and Proxy Statement.

        We hope you will attend the Annual Meeting. Whether or not you attend, we urge you to complete, sign, date and return the enclosed proxy card in the enclosed envelope in order to have your shares represented and voted at the Annual Meeting.

Very truly yours,

Randolph L. Marten Chairman of the Board and President
March 30, 2004

MARTEN TRANSPORT, LTD.
129 Marten Street
Mondovi, Wisconsin 54755

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 4, 2004

TO THE STOCKHOLDERS OF MARTEN TRANSPORT, LTD.:

        The Annual Meeting of Stockholders of Marten Transport, Ltd. will be held on Tuesday, May 4, 2004, at 4:00 p.m. local time, at The Plaza Hotel & Suites, 1202 West Clairemont Avenue, Eau Claire, Wisconsin, for the following purposes:

  1.
  To elect five directors to serve for the next year or until their successors are elected and qualified.

  2.
  To transact other business if properly brought before the Annual Meeting or any adjournment thereof.

        Only stockholders of record as shown on the books of the Company at the close of business on March 12, 2004, will be entitled to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors

Thomas A. Letscher Secretary
March 30, 2004

MARTEN TRANSPORT, LTD.
129 Marten Street
Mondovi, Wisconsin 54755

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS
MAY 4, 2004

INTRODUCTION

        The Annual Meeting of Stockholders of Marten Transport, Ltd. will be held on May 4, 2004, at 4:00 p.m. local time, at The Plaza Hotel and Suites, 1202 West Clairemont Avenue, Eau Claire, Wisconsin. See the Notice of Meeting for the purposes of the meeting.

        A proxy card is enclosed for your use. You are solicited on behalf of the Board of Directors to MARK, SIGN, DATE AND RETURN THE PROXY CARD IN THE ENVELOPE PROVIDED. Postage is not required if mailed in the United States. We will pay the cost of soliciting proxies, including preparing, assembling and mailing the proxies. We will also pay the cost of forwarding such material to the beneficial owners of our common stock, par value $.01 per share. Our directors, officers and regular employees may, for no additional compensation, solicit proxies by telephone or personal conversation. We may reimburse brokerage firms and others for the expenses of forwarding proxy material to the beneficial owners of our common stock.

        Any proxy given in accordance with this solicitation and received in time for the Annual Meeting will be voted in accordance with the instructions given in the proxy. Any stockholder giving a proxy may revoke it at any time before its use at the Annual Meeting by giving written notice of revocation to our Secretary. The revocation notice may be given before the Annual Meeting, or a stockholder may appear at the Annual Meeting and give written notice of revocation before use of the proxy.

        We expect to mail this Proxy Statement, the proxy card and Notice of Meeting to stockholders on or about March 30, 2004.

        The terms "we," "us," "our," or the "Company" or similar terms refer to Marten Transport, Ltd.

VOTING OF SHARES

        Only holders of common stock of record at the close of business on March 12, 2004, will be entitled to vote at the Annual Meeting. On March 12, 2004, we had 13,960,739 shares of common stock outstanding. For each share of common stock that you own of record at the close of business on March 12, 2004, you are entitled to one vote on each matter voted on at the Annual Meeting. Holders of shares of common stock are not entitled to cumulative voting rights.

        Presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of common stock on March 12, 2004 (6,980,370 shares) is required for a quorum to conduct business. In general, shares of common stock represented by a properly signed and returned proxy card will count as shares present at the Annual Meeting to determine a quorum. This is the case regardless of whether the proxy card reflects votes withheld from the election of director nominees or abstentions (or is left blank) or reflects a "broker non-vote" on a matter. A proxy card reflecting a broker non-vote is any that is returned by a broker on behalf of its beneficial owner customer and not voted on a particular matter, because voting instructions have not been received and the broker has no discretionary authority to vote.

        Assuming a quorum is present at the Annual Meeting, any business, except for the election of directors, that may properly come before the Annual Meeting requires the approval of a majority of the shares voting in person or by proxy on that proposal. With respect to the election of directors, the five director nominees receiving the greatest number of votes cast for the election of directors will be elected as directors. You may vote for or against a proposal, or may abstain from voting on a proposal. Shares voted as abstaining on a proposal will be treated as votes against the proposal. You may vote for all nominees for director, or withhold authority to vote for all or certain nominees. Votes withheld from the election of director nominees, therefore, will be excluded entirely from the vote and will have no effect. Broker non-votes on a proposal will be treated as shares not entitled to vote on that proposal and, therefore, will not be counted as voted shares.

        Shares of common stock represented by properly executed proxy cards will be voted as directed on the proxy cards. Proxies signed by stockholders but lacking any voting instructions will be voted in favor of the election of the director nominees. The proxies named on the proxy cards will use their judgment to vote such proxies on any other business that may properly come before the Annual Meeting.

ELECTION OF DIRECTORS

Proposal 1

Nomination

        Our Bylaws provide that the Board shall have at least one member, or a different number of members as may be determined by the Board of Directors or the stockholders. The Nominating/Corporate Governance Committee has recommended to our Board of Directors that the five persons listed below be nominated for election at the Annual Meeting, and our Board has nominated the five persons listed below. Darrell D. Rubel, who has served on our Board since 1983, is retiring from the Board and will not stand for reelection at the Annual Meeting. If elected, the individuals will serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified. All of the nominees are members of the present Board of Directors, and all were elected at last year's Annual Meeting of Stockholders.

        The Board recommends a vote FOR the election of each of the nominees listed below. The five nominees for election as directors at the Annual Meeting who receive the greatest number of votes cast will be elected as directors. If, before the Annual Meeting, the Board learns that any nominee will be unable to serve because of death, incapacity or other unexpected occurrence, the proxies that would have been voted for the nominee will be voted for a substitute nominee recommended by the Nominating/Corporate Governance Committee and selected by the Board. The proxies may also, at the Board's discretion, be voted for the remaining nominees. The Board believes that all nominees will be able to serve at the time of the Annual Meeting. No arrangements or understandings exist between any nominee and any other person under which such nominee was selected.

Information About Nominees

        The following information has been furnished by the respective nominees for director.

Name of Nominee	Age	Principal Occupation	Director Since
Randolph L. Marten	51	Our Chairman of the Board and President	1980
Larry B. Hagness	54	President of Durand Builders Service, Inc., Durand, Wisconsin	1991
Thomas J. Winkel	61	Management Consultant	1994
Jerry M. Bauer	52	President of Bauer Built, Incorporated, Durand, Wisconsin	1997
Christine K. Marten	48	Flight Attendant with Northwest Airlines	1998

Other Information About Nominees

        Randolph L. Marten has been a full-time employee of ours since 1974. Mr. Marten has been a Director since October 1980, our President since June 1986 and our Chairman of the Board since August 1993. Mr. Marten also served as our Chief Operating Officer from June 1986 until August 1998 and as a Vice President from October 1980 to June 1986.

        Larry B. Hagness has been a Director since July 1991. Mr. Hagness has been the President of Durand Builders Service, Inc., a retail lumber/home center outlet and general contractor, since 1978. Mr. Hagness has been an officer and owner of Main Street Graphics, a commercial printing company, since 1985.

        Thomas J. Winkel has been a Director since April 1994. Since January 1994, Mr. Winkel has been a management and financial consultant and private investor. From 1990 to 1994, Mr. Winkel was the majority owner, Chairman of the Board, Chief Executive Officer and President of Road Rescue, Inc., a manufacturer of emergency response vehicles. Mr. Winkel is a certified public accountant, and, from 1977 to 1990, he was a partner in a national accounting firm. Mr. Winkel has also served as a director of Featherlite, Inc., a manufacturer of specialty trailers and luxury motorcoaches, since 1994.

        Jerry M. Bauer has been a Director since January 1997. Mr. Bauer has been the President of Bauer Built, Incorporated since 1976. Bauer Built is a distributor of new and retreaded tires and related products and services throughout the Midwest, and a distributor of petroleum products in west central Wisconsin. Mr. Bauer has also served on the Boards of Directors of Security National Bank, Durand, Wisconsin, and Mason Shoe, Chippewa Falls, Wisconsin, since 1992 and 1999, respectively.

        Christine K. Marten has been a Director since September 1998. Ms. Marten has been a flight attendant with Northwest Airlines since 1978. Ms. Marten and Randolph L. Marten are siblings.

Corporate Governance

        In April 2003, our Board of Directors adopted a revised Audit Committee Charter, a Compensation Committee Charter, a Nominating/Corporate Governance Committee Charter, Corporate Governance Standards, and a Code of Ethics for Senior Financial Management. In January 2004, our Board of Directors updated and amended our Audit Committee Charter, Nominating/Corporate Governance Committee Charter and Corporate Governance Standards. In March 2004, our Board of Directors adopted a Code of Ethics/Conduct that applies to all officers, directors, employees and independent contractors. We have posted all of these documents on our website at www.marten.com. The information contained in or connected to our website is not incorporated by reference into or considered a part of this proxy statement. A copy of our updated Audit Committee Charter is also attached to this proxy statement as Appendix A.

  Corporate Governance Standards

        Our Corporate Governance Standards provide guidelines which govern the qualifications and conduct of our Board. Our standards are consistent with the corporate governance requirements of the Sarbanes-Oxley Act of 2002, and the corporate governance listing requirements applicable to companies whose securities are listed on the Nasdaq National Market. Our Corporate Governance Standards address, among other matters, the following:

  •
  regular meetings of our Board of Directors;

  •
  attendance by directors at annual meetings of stockholders;

  •
  conduct of Board meetings;

  •
  regular meetings of independent directors;

  •
  director access to executive officers and employees;

  •
  the composition, membership and selection of our Board of Directors;

  •
  the compensation and evaluation of performance of our Board of Directors and its committees;

  •
  the organization and basic function of Board committees;

  •
  the evaluation of the performance of our Chairman of the Board and President; and

  •
  stockholder communications with directors.

  Code of Ethics for Senior Financial Management

        Our Code of Ethics for Senior Financial Management applies to all of our executive officers, including our president and our chief financial officer, and our controller and other employees performing similar functions who have been identified by the President, and meets the requirements of the Securities and Exchange Commission. We have posted our Code of Ethics for Senior Financial Management on our website at www.marten.com. We intend to disclose any amendments to and any waivers from a provision of our Code of Ethics for Senior Financial Management on our website within five business days following the amendment or waiver.

  Code of Ethics/Conduct

        On March 23, 2004, our Board approved a Code of Ethics/Conduct that applies to all officers, directors, non-driver employees, driver employees and independent contractors of the Company. The Code is intended to promote honest and ethical conduct and to provide guidance for the appropriate handling of various business situations. The Code addresses, among other matters, legal and regulatory compliance, insider trading, confidentiality, conflicts of interest, competition and fair dealing, financial reporting and record-keeping, protection and proper use of company assets, and the reporting of illegal or unethical behavior. Employees may anonymously report possible violations of the Code via a toll free telephone number. Waivers of the Code for officers and directors may be made only by our Board and will be promptly disclosed if and as required by law or Nasdaq listing requirements. We have posted our Code of Ethics/Conduct on our website at www.marten.com.

Board and Board Committees

        We continue to monitor the rules and regulations of the Securities and Exchange Commission and Nasdaq to ensure that a majority of our Board remains composed of "independent" directors. Mr. Winkel, Mr. Hagness and Mr. Bauer are all "independent" directors, as defined by current Nasdaq listing standards. Our independent directors hold meetings, referred to as "executive sessions," at which only the independent directors are present on a regular basis and at least two times each year. We have appointed Mr. Winkel as our lead independent director to preside at executive sessions of our independent directors.

        Our Board of Directors held seven meetings during 2003, and each director attended all Board meetings, as well as all meetings of Committees of the Board on which they serve. The Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating/Corporate Governance Committee. Our Board of Directors recently adopted a policy that all directors are expected to attend our annual meetings of stockholders, and we generally schedule a meeting of the Board on the same day as our annual meeting of stockholders in order to facilitate attendance of all directors at the annual meeting. All directors attended last year's annual meeting of stockholders.

  Audit Committee

        The Audit Committee provides assistance to the Board in satisfying its fiduciary responsibilities for our accounting, auditing, operating and reporting practices. The committee oversees the financial reporting process, has the sole authority to appoint, compensate, retain and oversee the work of our independent auditors, reviews and pre-approves all audit services and permissible non-audit services performed by our independent auditors, establishes procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters, oversees the establishment and administration of a written code of ethics for our senior financial management, reviews and either approves or disapproves of all related party transactions and performs other related duties delegated to it by the Board. The responsibilities and functions of the Audit Committee are further described in the Audit Committee Report beginning on page 6 of the Proxy Statement. The Audit Committee currently consists of Mr. Winkel (Chair), Mr. Hagness and Mr. Bauer. All of the members of the Audit Committee are "independent" as defined by current Nasdaq listing standards and the rules of the Securities and Exchange Commission. In addition, our Board has determined that Mr. Winkel is an "audit committee financial expert" as defined by the rules and regulations of the Securities and Exchange Commission. During 2003, the Audit Committee met six times.

  Compensation Committee

        The Compensation Committee establishes the compensation philosophy and policy for our executive officers and other key employees, which includes reviewing and approving corporate goals and objectives relevant to their compensation, reviewing and evaluating their performance, monitoring the effectiveness of our benefit plans and, where appropriate, approving changes, reviewing and approving, or recommending to the full Board of Directors, executive incentive compensation plans and stock based plans, supervising and overseeing the administration of our incentive compensation and stock based programs and reviewing the compensation levels of independent directors from time to time. The committee also serves as the disinterested administrator of our 1995 Stock Incentive Plan. The responsibilities and functions of the Compensation Committee are further described in the Compensation Committee Report beginning on page 14 of the Proxy Statement. The Compensation Committee currently consists of Mr. Winkel (Chair), Mr. Hagness and Mr. Bauer. All of the members of the Compensation Committee are "independent" directors, as defined by current Nasdaq listing standards. During 2003, the Compensation Committee met two times.

  Nominating/Corporate Governance Committee

        The Nominating/Corporate Governance Committee reviews and makes recommendations to the Board regarding the size and composition of the Board, considers and recruits candidates for director nominees based upon recommendations from current outside directors, members of management, outside consultants or search firms and stockholders, recommends on an annual basis a slate of director nominees for approval by the Board and the stockholders, reviews our committee structure and membership, reviews and advises the Board regarding our corporate governance standards, advises the Board on emerging corporate governance matters, develops and recommends to the Board for its approval an annual self-evaluation process of the Board and its committees and provides suitable programs for the orientation and continuing education of directors. The Nominating/Corporate Governance Committee currently consists of Mr. Hagness (Chair), Mr. Winkel and Mr. Bauer. All of the members of the Nominating/Corporate Governance Committee are "independent" directors, as defined by current Nasdaq listing standards. We established the Nominating/Corporate Governance Committee in April 2003. During 2003, the Nominating/Corporate Governance Committee met one time.

        In evaluating and determining whether to recommend a person as a candidate for election as a director, the Nominating/Corporate Governance Committee's criteria reflects the requirements of the recently adopted Nasdaq rules with respect to independence and the following factors: the needs of the Company with respect to the particular talents and experience of its directors; personal and professional integrity of the candidate; level of education and/or business experience; broad-based business acumen; the level of understanding of the Company's business and the transportation industry; strategic thinking and a willingness to share ideas; and diversity of experiences, expertise and background. The Committee will use these criteria to evaluate potential nominees and will not evaluate proposed nominees differently depending upon who has made the recommendation.

        The Nominating/Corporate Governance Committee will consider proposed nominees whose names are submitted to it by stockholders; however, it does not have a formal process for that consideration. The Nominating/Corporate Governance Committee has not adopted a formal process because it believes that its informal consideration process has been adequate because historically stockholders have not proposed any nominees. The Nominating/Corporate Governance Committee intends to review periodically whether a more formal policy should be adopted.

        Any stockholder who desires to recommend a nominee for director must submit a letter, addressed to Chairman of the Nominating/Corporate Governance Committee, Marten Transport, Ltd., 129 Marten Street, Mondovi, WI 54755, and which is clearly identified as a "Director Nominee Recommendation." All recommendation letters must identify the author as a stockholder and provide a brief summary of the candidate's qualifications, as well as contact information for both the candidate and the stockholder. Stockholders who wish to make a recommendation for a nominee to be elected at our 2005 Annual Meeting must submit their recommendation by December 2, 2004 to assure time for meaningful consideration and evaluation of the nominees by the Nominating/Corporate Governance Committee.

Audit Committee Report

        The Audit Committee of the Board of Directors is composed of three directors and acts under a written charter adopted and approved by the Board of Directors. The Audit Committee Charter was updated and amended in January 2004 and a copy is attached as Appendix A to this Proxy Statement. All of the members of the Audit Committee meet the independence and financial literacy requirements for audit committee members under the rules of the Securities and Exchange Commission and current Nasdaq listing standards. The Audit Committee will periodically review the Audit Committee Charter in light of new developments and may make additional recommendations to the Board of Directors for further revision of the Audit Committee Charter to reflect evolving best practices and changes in applicable laws and regulations.

        Management has the primary responsibility for the preparation, presentation and integrity of our financial statements, accounting and financial reporting processes, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Our independent auditors, KPMG LLP, are responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and to issue their report thereon. The Audit Committee's responsibility is to monitor and oversee these processes on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Audit Committee:

  •
  reviewed and discussed with management the audited financial statements for the year ended December 31, 2003;

  •
  reviewed with our independent auditor, who is responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of our accounting principles and such other matters that are required to be discussed with the Audit Committee under generally accepted auditing standards and by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended; and

  •
  received from the independent auditor the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the independent auditor the auditor's independence from management and Marten Transport, Ltd., including a consideration of the compatibility of non-audit services with their independence.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission.

Audit Committee
Thomas J. Winkel (Chair) Larry B. Hagness Jerry M. Bauer

Director Compensation

        We do not pay fees to directors who are our full-time employees, nor do we reimburse them for out-of-pocket expenses of attending Board or committee meetings. We generally pay directors who are not our full-time employees a fee of $500 for each Board or committee meeting attended, and reimburse them for out-of-pocket expenses of attending meetings. In January 2003, we revised our Board and committee compensation arrangements to reflect what we believe is necessary to attract and retain qualified individuals to serve in certain key positions, as well as to compensate directors for the expanded workload resulting from the new corporate governance legislation. In addition to per-meeting fees and expense reimbursements, in 2003 we paid each independent director an annual retainer of $20,000. We also paid the chair of our Audit Committee an additional annual retainer of $20,000, the chair of our Compensation Committee an additional annual retainer of $5,000, and the chair of our Nominating/Corporate Governance Committee an additional annual retainer of $2,500. In 2004, we reduced the annual retainer for independent directors to $15,000. The per-meeting fees and annual retainers for committee chairs will remain the same for 2004. No other director received any cash compensation for services as a director in 2003.

        Upon their initial election to the Board, we granted to each of our current independent directors an option to purchase 15,000 shares (calculated prior to our two three-for-two stock splits in 2003) of common stock under our 1995 Stock Incentive Plan. These options became exercisable in equal installments of one-third of the total shares under the option on the first three anniversaries of the grant date. In addition, from 1998 through 2003, each independent director received an automatic grant of an option to purchase 3,750 shares (calculated prior to our two three-for-two stock splits in 2003) of common stock annually upon re-election to the Board by the stockholders. We issued these options at a per share exercise price equal to the fair market value of one share of common stock on the grant date. These options expire ten years from the grant date. In 2004, our Board suspended the grant of stock options to independent directors.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The following table gives information on the beneficial ownership of our common stock as of March 1, 2004, unless otherwise indicated. The information is given by (a) each stockholder who we know to beneficially own more than 5% of our outstanding common stock, (b) each director, (c) each named executive officer and (d) all of our directors and executive officers as a group.

	Shares of Common Stock Beneficially Owned(1)
Name and Address of Beneficial Owner	Amount		Percent of Class
Randolph L. Marten 129 Marten Street Mondovi, WI 54755	3,589,855	(2)	25.6%
FMR Corp. 82 Devonshire Street Boston, MA 02109	1,343,301	(3)	9.7%
Essex Investment Management Company, LLC 125 High Street, 29th FL Boston, MA 02110	1,210,298	(4)	8.7%
Christine K. Marten 831 Jefferson Street Mondovi, WI 54755	988,108	(2)	7.1%
Darrell D. Rubel	74,249	(2)	*
Robert G. Smith	72,000	(5)	*
Larry B. Hagness	60,528	(2)	*
Thomas J. Winkel	52,315	(2)	*
Jerry M. Bauer	33,104	(5)	*
John H. Turner	28,125	(5)	*
Timothy P. Nash	4,500	(5)	*
All Directors and Executive Officers as a Group (12 persons)	5,048,321	(6)	34.7%

*
Less than 1% of the outstanding shares

(1)
Unless otherwise noted, the stockholders have sole voting and investment power for the shares shown. Shares not outstanding, but considered beneficially owned because of the right of a person or member of a group to purchase them within 60 days, are treated as outstanding only when calculating the amount and percent owned by such person or group.

(2)
Includes shares that the stockholder may acquire under outstanding options: for Mr. Marten 168,750 shares; for Ms. Marten, 75,940 shares; for Mr. Rubel, 44,375 shares; for Mr. Hagness, 50,628 shares; and for Mr. Winkel, 50,628 shares.

(3)
On February 17, 2004, FMR Corp. reported in a Schedule 13G/A filed with the Securities and Exchange Commission that as of December 31, 2003, Fidelity Management & Research Company, or Fidelity, a wholly owned subsidiary of FMR Corp., beneficially owned 1,283,625 shares as a result of acting as investment adviser to various investment companies. Fidelity Low-Priced Stock

  Fund, or the Fund, which is one of a number of investment companies managed by Fidelity, beneficially owned 1,263,225 of such shares. The Board of Trustees of the Fund has sole voting power for all of the shares. The Fund, FMR Corp. (through its control of Fidelity) and Edward C. Johnson III (Chairman of FMR Corp.) each has the sole power to dispose of the shares owned by the Fund. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 59,676 shares. Edward C. Johnson III and FMR Corp. (through its control of Fidelity Management Trust Company) each has sole dispositive power over 59,676 shares and sole power to vote or to direct the voting of 59,676 shares. Mr. Johnson, and various Johnson family members and trusts for their benefit, may be considered, by their stock ownership and the execution of a shareholder's voting agreement, to form a controlling group of FMR Corp.

(4)
On February 20, 2004, Essex Investment Management Company, LLC reported on a Schedule 13G/A filed with the Securities and Exchange Commission that as of December 31, 2003, it beneficially owned 1,136,703 shares. According to such Schedule 13G/A, Essex Investment Management Company, LLC has sole voting power with respect to 1,136,703 of these shares and sole dispositive power with respect to 1,210,298 of these shares. Essex Investment Management Company, LLC is an investment company registered under the Investment Company Act of 1940.

(5)
Consists entirely of shares that such person may acquire under outstanding options.

(6)
Includes a total of 669,250 shares that directors and executive officers may acquire under outstanding options.

COMPENSATION AND OTHER BENEFITS

Summary of Cash and Certain Other Compensation

        The following table shows cash and non-cash compensation for each of the last three years awarded to or earned by our President and our other four most highly compensated executive officers whose salaries and bonuses exceeded $100,000 in 2003. The executives named in this table are referred to in this proxy statement as our named executive officers.

Summary Compensation Table

Annual Compensation
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation(1)	All Other Compensation(2)
Randolph L. Marten Chairman and President	2003 2002 2001	$350,000 300,000 300,000	$175,000 — —	$3,802 3,905 4,550	$3,000 2,750 2,625
Darrell D. Rubel Executive Vice President, Chief Financial Officer and Treasurer	2003 2002 2001	175,333 142,000 142,000	103,793 — —	4,088 3,905 4,550	25,350 77,927 105,161
Robert G. Smith Chief Operating Officer	2003 2002 2001	188,586 181,593 179,113	111,638 — 3,582	3,115 1,502 —	1,886 1,816 1,765
Timothy P. Nash Executive Vice President of Sales and Marketing	2003 2002 2001	188,586 181,593 179,113	111,638 — 3,582	276 2,353 1,070	1,886 1,816 1,765
John H. Turner Vice President of Sales	2003 2002 2001	153,333 150,000 134,423	90,770 — 2,688	622 17,308 468	1,533 1,385 1,344

(1)
Included in compensation for this column for Mr. Marten and Mr. Rubel is the value of vacations for which we paid on their behalf. Included in compensation for this column for Mr. Smith in 2003 and 2002, Mr. Nash in 2002 and 2001, and for Mr. Turner in 2003 and 2001, are reimbursed personal travel expenses. All compensation for this column for Mr. Turner in 2002 is the payment of accumulated vacation pay. Included in this column for each executive in 2003 is compensation from our payment of life insurance premiums.

(2)
The compensation in this column for Mr. Rubel consists of annual deferrals of salary to a deferred compensation account plus interest on the deferred account balance. See "Compensation and Other Benefits—Employment Agreement." All other compensation in this column is our contribution under our 401(k) plan.

Option Grants and Exercises in 2003

        No options were granted to named executive officers in 2003. The following table provides information for 2003 regarding our named executive officers' options to purchase shares of our common stock.

Aggregated Option Exercises in 2003 and
December 31, 2003 Option Values

				Number of Securities Underlying Unexercised Options at December 31, 2003(1)
						Value of Unexercised In-the-money Options at December 31, 2003(2)
	Number of Shares Acquired on Exercise
Name		Value Realized
				Exercisable	Unexercisable	Exercisable	Unexercisable
Randolph L. Marten	—	$—		168,750	—	$1,582,875	$—
Darrell D. Rubel	—	—		84,375	—	791,438	—
Robert G. Smith	—	—		70,875	2,250	663,188	20,025
Timothy P. Nash	32,400	180,817	(3)	3,375	2,250	30,038	20,025
John H. Turner	—	—		16,875	42,750	139,456	329,040

(1)
The exercise price may be paid in cash or, at the Compensation Committee's option, in shares of our common stock valued at fair market value on the exercise date.

(2)
Based on the closing sale price on December 31, 2003 of $15.45.

(3)
Based on exercise price of $6.07 and sales of 4,500 shares at $8.47 on April 30, 2003; 5,400 shares at $8.47 on May 2, 2003; 11,250 shares at $9.33 on May 27, 2003; 150 shares at $17.05, 2,250 shares at $17.07, 600 shares at $17.08, 150 shares at $17.20, and 300 shares at $17.40 on November 13, 2003; 450 shares at $17.07 on November 17, 2003; and 7,350 shares at $16.62 on November 20, 2003.

Equity Compensation Plan Information

        The following table summarizes our equity compensation plan information as of December 31, 2003:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders	1,048,688	$6.86	399,926
Equity compensation plans not approved by security holders	—	—	—

Total	1,048,688	$6.86	399,926

Employment Agreement

        On May 1, 1993, we entered into a ten-year Employment Agreement with Darrell D. Rubel to employ Mr. Rubel as our Executive Vice President, Chief Financial Officer and Treasurer. We entered into this Employment Agreement to retain the long-term services of Mr. Rubel. This agreement also gave us stability due to the failing health of Roger R. Marten, who was our Chief Executive Officer until his death in August 1993. Under this Agreement. Mr. Rubel was paid annual cash compensation of $192,000, with $142,000 paid in base salary and $50,000 added to a deferred compensation account for Mr. Rubel. On May 1, 2003, we paid Mr. Rubel the total accrued balance of the deferred compensation account, including interest on the deferred amounts, of $825,211. Mr. Rubel's Employment Agreement expired on May 1, 2003 and he continues to work in his same capacity as an at-will employee for annual cash compensation of $192,000.

Change in Control Arrangements

        Our stock option plan and standard form of stock option agreement provide that if we undergo or experience a change in control, then all outstanding options that have been held by an optionee for at least six months will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the optionee remains in our employ or service. Our option plan and agreements also generally allow us to pay some or all optionees cash in an amount equal to the excess of the fair market value of the shares of common stock subject to options immediately prior to the effective date of a change in control over the aggregate exercise price per share of the options.

        For purposes of our option plan and agreements, a change in control will be deemed to have occurred upon:

  •
  a sale, lease, exchange or other transfer of substantially all of our assets to a person or an entity that is not controlled by us;

  •
  the approval by our stockholders of any plan or proposal for our liquidation or dissolution;

  •
  a merger or consolidation to which we are a party if our stockholders immediately prior to such merger or consolidation own, immediately after such merger or consolidation, securities of the new entity representing less than 50% of the combined voting power of the new entity's then outstanding securities ordinarily having the right to vote at elections of directors;

  •
  any person (other than a person who owns 20% or more of our outstanding common stock at the time the plan was adopted) becoming the owner of 50% or more of the combined voting power of our outstanding securities ordinarily having the right to vote at elections of directors; or

  •
  any other change in control of a nature that would be required to be reported pursuant to federal securities laws.

Compensation Committee Interlocks and Insider Participation

        During 2003, the Compensation Committee was comprised of Thomas J. Winkel, Larry B. Hagness, and Jerry M. Bauer, with Mr. Winkel serving as Chairman. None of the members of the Compensation Committee has ever been an officer or employee. During 2003, no executive officer of ours served as a member of the board of directors or compensation committee of any entity that had an executive officer serving as a member of our Board of Directors or Compensation Committee. See "Certain Transactions" for a description of transactions between us and Bauer Built, Incorporated, or BBI. Mr. Bauer is the president and a stockholder of BBI.

Compensation Committee Report on Executive Compensation

        The Compensation Committee of the Board of Directors is responsible for setting and administering policies and plans governing compensation of executive officers and recommends for approval to the Board of Directors the compensation to be paid to the Chairman and President and other executive officers and key employees. The Compensation Committee is composed of three directors, all of whom are independent, as defined by current Nasdaq listing standards. The Compensation Committee operates under a written charter adopted by the Board of Directors on April 3, 2003.

  Compensation Philosophy

        Our overall compensation policy is designed to enable us to attract, motivate, retain and reward executive officers and other key employees who are likely to contribute to our long-term success. Our compensation policy is designed to achieve the following objectives:

  •
  provide a "team" approach where executive officers and key employees with differing functional responsibilities work together to achieve overall strategic objectives;

  •
  create a performance-based environment with variable compensation based upon achieving annual and long-term business results;

  •
  focus management on maximizing stockholder value through stock-based compensation aligned to stockholder returns;

  •
  provide compensation opportunities depending upon our performance relative to our competitors and changes in our performance over time; and

  •
  ensure that our compensation program is competitive in the industry.

        Consistent with these objectives, our executive compensation program consists of the following components:

  •
  base salary compensation;

  •
  annual incentive compensation; and

  •
  stock-based compensation.

  Base Salary

        Base salaries for executive officers, including our President and Chairman, are established at levels that are considered to be competitive with salaries for comparable positions with similar companies in our industry, as well as each executive's experience, level of responsibility and performance. The comparable companies selected include publicly traded long-haul truckload carriers. Following these policies, we typically increase base salaries for executive officers modestly from year to year consistent with our general philosophy of favoring variable, performance-based compensation. In 2003, we increased the base salary of our President and Chairman from $300,000 to $350,000 because we had not increased his base salary at all for several years and because we believed that his base salary was significantly lower than the base salaries of chief executive officers of other publicly traded long-haul truckload carriers. In 2003, we granted base salary increases to our other executive officers, other than our Chief Financial Officer who received no increase, ranging from 3% to 8.4%. The Compensation Committee believes that the base salaries of our executive officers, including our President and Chairman, are on the moderate side of being competitive in its industry.

  Incentive Compensation

        Our 2003 incentive compensation program for executive officers provided for bonuses of up to 50% of annual base salary if we exceeded targeted earnings per share, or EPS. If our performance was no more than 4% below our targeted EPS, each officer would receive a bonus of 5% of annual base salary and if our performance was 105% or more of targeted EPS, each officer would receive a bonus of 50% of annual base salary. Bonuses are prorated for performance falling between these achievement percentages. Our EPS in 2003 was more than 105% of targeted EPS. Accordingly, we paid each executive officer a bonus equal to 50% of his or her 2003 base salary. In addition, each executive officer had the opportunity to earn an additional discretionary bonus of up to 10% of annual base salary. We paid all of our executive officers, other than our President and Chairman, a discretionary bonus equal to 9.2% of their 2003 base salary.

  Stock Compensation

        The third component of our executive compensation program consists of stock-based compensation. We award stock options to align the interests of our executive officers and key personnel with our stockholders and to increase our long-term value. Through deferred vesting, this component of our compensation program creates an incentive for individuals to remain with us. We generally grant an option to purchase shares of common stock to our director-level employees and our executive officers upon their promotion to those positions. In addition, from time to time we grant additional options to purchase shares of common stock to our executive officers and key personnel based primarily upon the individual's actual and/or potential contribution and our financial performance. To date, all stock options have been granted at or above fair market value. Generally, these options vest over a period of several years. We did not grant any stock options to executive officers in 2003.

  Summary

        The Compensation Committee believes that its approach to executive compensation will provide competitive base compensation, establish strong incentive to achieve our strategic objectives and align the executives' interests with those of the stockholders.

Compensation Committee
Thomas J. Winkel (Chair) Larry B. Hagness Jerry M. Bauer

Comparative Stock Performance

        The graph below compares the cumulative total stockholder return on our common stock with The Nasdaq Stock Market index and the SIC code 4213 (trucking, except local) line-of-business index for the last five years. Media General Financial Services prepared the line-of-business index. The graph assumes $100 is invested in our common stock, The Nasdaq Stock Market index and the line-of-business index on January 1, 1999, with reinvestment of dividends.

Comparison of 5-Year Cumulative Total Returns
Among Marten Transport, Ltd.,
Nasdaq Market Index and SIC Code Index

ASSUMES $100 INVESTED ON JAN. 01, 1999
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31, 2003

CERTAIN TRANSACTIONS

        We purchase fuel and obtain tires and related services from Bauer Built, Incorporated, or BBI. Jerry M. Bauer, one of our directors, is the president and a stockholder of BBI. We paid BBI $805,000 in 2003, $721,000 in 2002 and $896,000 in 2001 for fuel and tire services. In addition, we paid $2.3 million in 2003, $1.5 million in 2002 and $849,000 in 2001 to tire manufacturers for tires that we purchased from the tire manufacturers but were provided by BBI. BBI received commissions from the tire manufacturers related to these purchases. Other than any benefit received from his ownership interest, Mr. Bauer receives no compensation or other benefits from our business with BBI.

        We own a 45% equity interest in MW Logistics, LLC, or MWL, for which we paid $500,000 in 2001. MWL is a third-party provider of logistics services to the transportation industry. We received $13.8 million of our revenue from transportation services arranged by MWL in 2003, making MWL our fifth largest customer. In 2002 and 2001, we received $6.3 million and $1.5 million, respectively, of our revenue from transportation services arranged by MWL. We also had a trade receivable in the amount of $2.5 million from MWL at December 31, 2003. In addition, we have committed to provide revolving loans to MWL in the maximum amount of $1.25 million. As of December 31, 2003, we owed MWL $103,000 under this credit arrangement due to loan prepayments made prior to December 31, 2003.

        We believe that these transactions with related parties are on reasonable terms which, based upon market rates, are comparable to terms available from unaffiliated third parties.

INDEPENDENT PUBLIC ACCOUNTANTS

        We dismissed Arthur Andersen LLP as our independent accountants on July 3, 2002, as reported in a Form 8-K, dated July 9, 2002, that we previously filed with the Securities and Exchange Commission. We engaged KPMG LLP as our new independent accountants on July 3, 2002. Our Audit Committee recommended and approved the decision to change independent accountants.

        The report of Arthur Andersen LLP on our financial statements as of and for the year ended December 31, 2001 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. In connection with its audit for the 2001 fiscal year, and through July 3, 2002, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused Arthur Andersen LLP to make reference to such disagreements in their reports on the financial statements for such year and subsequent interim period. Additionally, during the 2001 fiscal year, and through July 3, 2002, there were no "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K. Arthur Andersen LLP furnished us with, and we previously filed with the Securities and Exchange Commission, a letter addressed to the Securities and Exchange Commission stating that it agrees with the above statements.

        Through July 3, 2002, we did not consult with KPMG LLP regarding the following: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided to us that KPMG LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a "disagreement," as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a "reportable event," as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

        The Audit Committee of our Board has approved the engagement of KPMG LLP to audit our financial statements for the 2004 fiscal year. We expect at least one representative of KPMG to be present at the Annual Meeting. Such representative(s) will have the opportunity to make a statement at the meeting if they desire to do so. We also expect such representative(s) will be available to respond to appropriate questions.

FEES OF INDEPENDENT AUDITORS

        The following table presents the aggregate fees billed for professional services rendered by KPMG LLP and Arthur Andersen LLP for the fiscal years ended December 31, 2003 and 2002. All services rendered by KPMG LLP and Arthur Andersen LLP were permissible under applicable laws and regulations, and all services provided after May 6, 2003 were approved in advance by the Audit Committee in accordance with the rules adopted by the Securities and Exchange Commission in order to implement requirements of the Sarbanes-Oxley Act of 2002. Our Audit Committee has adopted policies and procedures pursuant to which audit, audit-related and tax services, and all permissible non-audit services, are pre-approved, and our Audit Committee is informed of each service actually rendered that was approved through its pre-approval process.

	Aggregate Amount Billed by KPMG LLP ($)		Aggregate Amount Billed by Arthur Andersen LLP ($)
Services Rendered
	2003	2002	2003	2002
Audit Fees(1)	202,000	73,500	—	5,000
Audit-Related Fees(2)	8,000	8,000	—	—
Tax Fees(3)	15,000	—	—	—

(1)
With respect to KPMG LLP, these fees consisted of the annual audit of our financial statements for the applicable year, and the reviews of our financial statements included in our Form 10-Q's for the first, second and third quarters of the applicable year. Also included in 2003 were fees of $116,000 for the review of the registration statement and proxy statement, and issuance of comfort letters related to our public stock offering in the third quarter of 2003. With respect to Arthur Andersen LLP in 2002, these fees consisted of the review of our financial statements included in our Form 10-Q for the first quarter of 2002.

(2)
These fees related to the audit of our 401(k) plan.

(3)
These fees related to corporate tax advisory services.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who beneficially own more than 10% of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Directors, executive officers and greater than 10% stockholders are required by SEC regulations to give us copies of all Section 16(a) reports they file. To our knowledge, our directors, executive officers and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements.

PROPOSALS FOR THE NEXT ANNUAL MEETING

        Stockholder proposals intended to be presented in our proxy materials for the next Annual Meeting of Stockholders must be received by December 2, 2004, and must satisfy the requirements of the proxy rules promulgated by the Securities and Exchange Commission.

        A stockholder who wishes to make a proposal at the next Annual Meeting without including the proposal in our proxy statement must notify us by February 14, 2005. If a stockholder fails to give notice by this date, then the persons named as proxies in the proxies we solicit for the next Annual Meeting will have discretionary authority to vote on the proposal.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        Stockholders may communicate with the Board of Directors by sending correspondence, addressed to our Vice President of Finance, Marten Transport, Ltd., 129 Marten Street, Mondovi, WI 54755, with an instruction to forward the communication to a particular director. Our Vice President of Finance will receive the correspondence and forward it to any individual director or directors to whom the communication is directed.

OTHER BUSINESS

        This Proxy Statement contains all business we are aware of that will be presented at the Annual Meeting. The person or persons voting the proxies will use their judgment to vote for proxies received by the Board for other business, if any, that may properly come before the Annual Meeting.

ANNUAL REPORT

        A copy of our 2003 Annual Report on Form 10-K (excluding exhibits) has been sent with this Notice of Annual Meeting and Proxy Statement. The Annual Report on Form 10-K describes our financial condition as of December 31, 2003.

Randolph L. Marten Chairman of the Board and President

APPENDIX A

MARTEN TRANSPORT, LTD.

AUDIT COMMITTEE CHARTER

Organization

        The Audit Committee (the "Committee") is a standing committee of the Board of Directors (the "Board") of Marten Transport, Ltd. (the "Company"). This Audit Committee Charter shall govern the operations of the Committee.

Statement of Purpose and Policy

        The purpose of the Committee shall be to oversee the accounting and financial reporting processes of the Company. In doing so, it is the responsibility of the Committee to maintain free and open communication between the Committee, the independent auditors and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention, with full access to all books, records, facilities and personnel of the Company, and has the power to engage and determine funding for independent counsel or other advisors as the Committee deems necessary for these purposes and with respect to its other duties. The Company shall provide appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors and all such advisors, as well as for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Composition and Qualifications

        The members of the Committee shall be appointed by the Board and shall consist of at least three independent Board directors. Each member of the Committee shall, at the time of his or her appointment, be able to read and understand fundamental financial statements, including the Company's balance sheet, statement of operations and cash flow statement. In addition, at least one member of the Committee shall be an "audit committee financial expert," as defined and required under the federal securities laws and rules and regulations of the Securities and Exchange Commission (SEC), as amended from time to time.

        All Committee members shall meet the independence requirements set forth in the federal securities laws and under the rules and regulations established by the SEC and the Nasdaq Stock Market, as may be amended from time to time.

        The Board shall be responsible for determining "independence" of Committee members and qualifications of a member as an "audit committee financial expert."

        The Committee shall meet a minimum of four (4) times per year, either in person or telephonically (if appropriate). Additional meetings will be scheduled as circumstances dictate. The Committee shall require members of management, the independent auditors and others to attend meetings and to provide pertinent information, as necessary. As part of its job to foster open communications, the Committee shall meet in separate executive sessions during certain of its meetings with management and the independent auditors to discuss any matters that the Committee (or either of the two groups) believes should be discussed in private.

Responsibilities and Processes

        In carrying out its responsibilities the Committee shall:

  •
  Oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board.

  •
  Have sole authority to appoint, compensate, retain and oversee the work of the Company's independent auditors. The Company's independent auditors shall report directly to the Committee.

  •
  Pre-approve all audit services and permissible non-audit services provided by the independent auditors as required under the federal securities laws and rules and regulations of the SEC, as may be amended from time to time.

  •
  Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

  •
  Oversee the establishment and administration (including the grant of any waiver from) of a written code of ethics applicable to each of the Company's principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

  •
  Review and either approve or disapprove all related party transactions.

        The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible in order to react more effectively to changing conditions and circumstances. The Committee shall take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices and ethical behavior.

        The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. These processes are set forth as a guide, with the understanding that the Committee may supplement them as appropriate. More specifically, the Committee shall:

  •
  Discuss with the auditors their independence from management and the Company. The Committee shall obtain and review a written statement from the auditors regarding their independence consistent with the Independence Standards Board Statement No. 1 or any successor standard, as either may be amended from time to time.

  •
  Discuss with the independent auditors the overall scope and plans for their audits. In addition, the Committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs.

  •
  On a periodic basis, but not less than annually, the Committee shall discuss with the independent auditors, reports regarding:

  —
  the selection of, or any changes in, the Company's critical accounting policies, and alternative and preferred treatment of financial information under GAAP,

  —
  the independent auditor's internal quality-control procedures,

  —
  any material issues raised by the most recent internal quality-control review or peer review of the independent auditor,

  —
  any material issues raised by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the independent auditor,

  —
  any steps taken to deal with any issues described in the two preceding clauses,

  —
  all relationships between the independent auditor and the Company, and

  —
  any issues regarding the Company that the independent auditor discussed with its national office.

  •
  Prior to release, the Committee shall review all announcements of interim and annual financial results, as well as periodic earnings guidance to be publicly released by the Company, and discuss such announcements with management and the independent auditors. The chair or other designated representative of the Committee may represent the entire Committee for purposes of this review.

  •
  Review the interim financial statements with management and the independent auditors prior to public release of quarterly results or, if quarterly results are not released, prior to the filing of the Company's Quarterly Report on Form 10-Q, including their judgment about the quality (not just acceptability) of critical accounting policies and practices, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. The Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The chair or other designated representative of the Committee may represent the entire Committee for purposes of this review.

  •
  Review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of the Form 10-K), including their judgment about the quality (not just acceptability) of critical accounting policies and practices, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. In addition, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, including alternative treatments of financial information within generally accepted accounting principles that have been discussed with management. Further, the Committee shall indicate to the Board whether the Committee recommends that the audited financial statements be included in the Company's Annual Report on Form 10-K and shall review and approve the report of the Committee required to be included in the Company's annual proxy statement.

  •
  Meet separately with the independent auditors, with and without management present, to discuss any significant disagreements between management and the independent auditors in connection with the audit, and any difficulties or problems encountered during the course of the audit (including any restrictions on the scope of work or access to required information) and management's response thereto. The Committee has the sole authority to resolve disagreements, if any, between management and the independent auditors.

  •
  In connection with each periodic report of the Company, review a report from management containing an evaluation of the effectiveness of the Company's disclosure controls and procedures, which shall include the report of the Chief Executive Officer and Chief Financial Officer to be included in each Quarterly Report on Form 10-Q and Annual Report on Form 10-K regarding the Company's disclosure controls and procedures, and the report of management to be included in each Annual Report on Form 10-K regarding the effectiveness of the Company's internal control structure and procedures for financial reporting.

  •
  Review and reassess the adequacy of this Charter annually and submit the Charter to the Board for its approval.

        It is not the duty or the responsibility of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors.

Approved by Marten Transport, Ltd.
    Board of Directors

January 29, 2004

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE
1. ELECTION OF DIRECTORS:		(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name.)

FOR all nominees listed (except as marked to the contrary)	WITHHOLD all nominees listed to the right	01 RANDOLPH L. MARTEN 02 LARRY B. HAGNESS 03 THOMAS J. WINKEL	04 JERRY M. BAUER 05 CHRISTINE K. MARTEN
☐	☐
2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for all nominees named in Proposal 1 above. Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.
Dated: , 2004
Signature
Signature if held jointly
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

/*\ FOLD AND DETACH HERE /*\

Marten Transport, Ltd.

This Proxy is solicited by the Board of Directors

        The undersigned hereby appoints RANDOLPH L. MARTEN and DARRELL D. RUBEL, and each of them, as Proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Marten Transport, Ltd. held of record by the undersigned on March 12, 2004, at the Annual Meeting of Stockholders to be held on May 4, 2004, and at any adjournments thereof.

(Continued and to be signed on reverse side.)

Address Change/Comments (Mark the corresponding box on the reverse side)

/*\ FOLD AND DETACH HERE /*\

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INTRODUCTION
VOTING OF SHARES
ELECTION OF DIRECTORS
Proposal 1
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
COMPENSATION AND OTHER BENEFITS
Summary Compensation Table
Aggregated Option Exercises in 2003 and December 31, 2003 Option Values
Comparison of 5-Year Cumulative Total Returns Among Marten Transport, Ltd., Nasdaq Market Index and SIC Code Index
CERTAIN TRANSACTIONS
INDEPENDENT PUBLIC ACCOUNTANTS
FEES OF INDEPENDENT AUDITORS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSALS FOR THE NEXT ANNUAL MEETING
COMMUNICATIONS WITH THE BOARD OF DIRECTORS
OTHER BUSINESS
ANNUAL REPORT
APPENDIX A MARTEN TRANSPORT, LTD. AUDIT COMMITTEE CHARTER